Globe Photos Appoints Luisa Ingargiola to Board of Directors

LAS VEGAS, NV – January 2, 2019 – Globe Photos, Inc. (OTCQB: GBPT), a leader in licensed sports photography and iconic pop culture imagery, has appointed Luisa Ingargiola to its board of directors. Following her appointment, the board will be comprised of seven members, with four serving independently.

Ingargiola’s extensive executive and corporate governance experience with several public companies complements Globe’s diverse board. She presently serves as chief financial officer of Avalon GloboCare, a leading global developer of cell-based technologies and therapeutics, where she helped navigate its Nasdaq up-listing earlier this year. Ingargiola also serves as a director and audit committee chair of FTE Networks, a leading provider of innovative technology solutions for network infrastructure and intelligent buildings, and Electra Meccanica, a Nasdaq-traded company designing and manufacturing electric vehicles.

Ingargiola also serves as a director of JBF Worldwide, a non-profit organization that works with more than 60 professional athletes as global ambassadors to raise awareness of women and children living within impoverished and underdeveloped communities. She also serves as a director of Operation Transition Assistance Corporation, a strategic consulting and advisory firm that places ex-military special operations forces into corporate careers. Ingargiola holds a Bachelor of Science in Finance from Boston University, and MBA in Health from University of South Florida.

“Luisa’s appointment rounds out our board’s financial and capital markets experience, as well as adds additional experience and connections in the professional sports world,” said Stuart Scheinman, CEO and president of Globe Photos. “Her appointment also establishes the majority of our board as independent, satisfying this requirement for a Nasdaq up-listing. We look forward to benefiting from her insights and guidance as we develop and implement new programs to commercialize our collection of licensed sports photography, exclusive pop culture imagery and memorabilia.”

Also in preparation for Nasdaq, Globe Photos’ board of directors has established an audit committee to oversee its corporate accounting and financial reporting process. The board has appointed Luisa Ingargiola as chair of the audit committee, with company director, Mark Lanier, appointed as a second member.

About Globe Photos

Globe Photos is the owner to one of the world’s largest collections of licensed sports photography and iconic pop culture imagery library, which includes more than 15 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics. For more information, visit www.globephotos.com.

The company’s new Photo File division currently holds licenses with the NFL, NBA, MLB, NHL, and major colleges including Alabama, Clemson, Ohio State and others, to produce sports prints, lithographs and other related items. Photo File is also licensed by thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, and others. For more information about Photo File, Inc., visit www.photofile.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Company Contact

Stuart Scheinman

President & CEO

Globe Photos, Inc.

Tel (702) 722-6113

info@globephotos.com

Media & Investor Relations Contact:

Ronald Both

CMA

Tel (949) 432-7566

GBPT@cma.team

2